SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2003

The Enstar Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Georgia	0-07477	63-0590560
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

401 Madison Avenue
Montgomery, Alabama 36104
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (334) 834-5483

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 2.    Acquisition or Disposition of Assets.

     On March 31, 2003, Castlewood Holdings Limited (“Castlewood Holdings”) and Shinsei Bank, Limited (“Shinsei”) completed the acquisition of all of the outstanding capital stock of The Toa-Re Insurance Company (U.K.) Limited (“Toa-UK”), a London-based subsidiary of The Toa Reinsurance Company, Limited, for £29,000,000 (approximately US$46,000,000 as of the date of closing). Toa-UK underwrote reinsurance business throughout the world between 1980 and 1994. In October 1994, Toa-UK stopped writing new business and has been operating an orderly run-off since that time.

     The acquisition was effected through Hillcot Holdings Ltd. (“Hillcot”), a newly formed Bermuda company, which is jointly owned by Castlewood Holdings and Shinsei. Castlewood Holdings has a 50.1% economic and voting interest in Hillcot, and Shinsei has a 49.9% economic and voting interest in Hillcot.

     Castlewood Holdings, a Bermuda corporation, is a venture formed in 2001 to pursue the management and acquisition of insurance and reinsurance companies, including companies in run-off, and to provide management, consulting and other services to the insurance and reinsurance industry. The Enstar Group, Inc. (“Enstar”) and Trident II, L.P. (“Trident”) each own one-third economic interests in Castlewood Holdings, with the remaining one-third owned by the senior management of Castlewood Limited, a Bermuda-based subsidiary of Castlewood Holdings. Enstar also holds 50% of the voting stock of Castlewood Holdings.

     Castlewood Holdings’ share of the transaction was funded from cash on hand and the drawdown of Enstar’s and Trident’s remaining capital commitments to Castlewood Holdings. Enstar’s remaining commitment to Castlewood Holdings of approximately $7.2 million was funded in March 2003 from cash on hand.

     The terms of the Toa-UK transaction were determined through arm’s length negotiations among representatives of the parties. Neither Enstar, nor any of its affiliates had, nor to the knowledge of Enstar did any director or officer of Enstar or any associate of any director or officer of Enstar have, any material relationship with The Toa Reinsurance Company, Limited. J. Christopher Flowers, Vice Chairman of Enstar’s board of directors and Enstar’s largest shareholder, is a director of Shinsei.

     On April 1, 2003, Enstar issued a press release (the “Press Release”) announcing the completion of the Toa-UK transaction. The Press Release is filed herewith as Exhibit 99.1 and is incorporated herein by reference thereto.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)    Financial Statements of Businesses Acquired. The financial statements with respect to Toa-UK are not currently available. Such financial statements will be filed as soon as practicable and in no event later than 60 days after the due date of this Current Report.

     (b)    Pro Forma Financial Information. The unaudited pro forma financial information required by this Item 7(b) is not currently available. Such information will be filed as soon as practicable and in no event later than 60 days after the due date of this Current Report.

     (c)    Exhibits

2.1	Agreement Relating to the Sale and Purchase of the Entire Issued Share Capital of Toa-UK, dated as of March 28, 2003, between The Toa Reinsurance Company, Limited, Hillcot, Castlewood Holdings and Shinsei (the “Sale and Purchase Agreement”). The Exhibits and Schedules to the Sale and Purchase Agreement have been omitted for purposes of this filing, but will be furnished supplementally to the Commission upon request. The table of contents of the Sale and Purchase Agreement contains a list of all such Exhibits and Schedules.

99.1	Text of Press Release of Enstar, dated April 1, 2003.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 11, 2003

THE ENSTAR GROUP, INC

	By:	/s/ Cheryl D. Davis
Cheryl D. Davis Chief Financial Officer, Vice President of Corporate Taxes and Secretary